EXHIBIT 1.01

CONFLICT MINERALS REPORT OF HEWLETT-PACKARD COMPANY

PURSUANT TO RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Hewlett-Packard Company (“HP”) presents this Conflict Minerals Report for the reporting period of January 1, 2014 to December 31, 2014 pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and associated guidance issued by the Securities and Exchange Commission. Unless otherwise specified or unless the context otherwise requires, references to “HP,” “we,” “us” or “our” refer to Hewlett-Packard Company and its consolidated subsidiaries. Terms or phrases that are italicized the first time they appear have the meanings given in Item 1.01 of Form SD.

Overview of our Conflict Minerals Program

HP is a leading global provider of products, technologies, software, solutions and services to individual consumers, small- and medium-sized businesses and large enterprises, including customers in the government, health and education sectors. As part of our long-standing commitment to global citizenship, we expect our suppliers to conduct their worldwide operations in a socially and environmentally responsible manner pursuant to HP’s Supply Chain Social and Environmental Responsibility Policy, which is available on our website at http://www8.hp.com/us/en/hp-information/global-citizenship/society/supplier-ser-requirements.html. In 2011, we added to this policy a section on conflict minerals. We engage in ongoing supplier outreach and communications regarding the substance of our conflict minerals policy, our expectations of suppliers with respect to conflict minerals, and our objective of responsible mineral sourcing.

HP collaboratively works with other businesses, nongovernmental organizations, government agencies, and our extensive network of direct suppliers to advance the use of responsibly sourced minerals, including from the Democratic Republic of the Congo (“DRC”) and adjoining countries (collectively, the “Covered Countries”). Our work began in 2008 when we helped establish the working group that was the precursor to the Conflict Free Sourcing Initiative (“CFSI”) and in 2010 we began investigating the uses of tantalum in our products. This year we are able to announce that all of the tantalum smelters reported to be in the supply chain for our products are compliant with the Conflict Free Smelter Program. Other examples of our engagement and contributions to industry and multi-stakeholder groups, as well as in-region sourcing projects, include the Kemet Partnership for Social and Economic Sustainability, the former Conflict Free Tin Initiative, the International Tin Research Institute’s Tin Supply Chain Initiative, the Public-Private Alliance for Responsible Mineral Trade, Responsible Sourcing Network’s Multi-Stakeholder Group, and the Solutions for Hope Project.

HP Products

Conflict minerals in the form of gold and the derivatives tin, tantalum, and tungsten (collectively, “3TG”) were necessary to the functionality or production (“necessary conflict minerals”) of the following categories of products that we manufactured or contracted to manufacture during 2014.

•                  Enterprise Products. Server, storage and networking products, and certain accessories.

•                  Personal Systems Products. Consumer and commercial personal computers, workstations, calculators, tablets, and certain accessories.

•                  Printing Products. Consumer and commercial printer hardware, scanning devices, certain associated supplies, and certain accessories.

Reasonable Country of Origin Inquiry

We conducted a reasonable country of origin inquiry (“RCOI”) to determine whether any of the necessary conflict minerals in our 2014 products originated in the Covered Countries, or were conflict minerals from recycled or scrap sources. To make this determination, we focused on engaging our suppliers to identify the smelters and refiners (“facilities”) of necessary conflict minerals that may have been contained in our products and that are recognized by CFSI to be processors of conflict minerals (“Potential 3TG Facilities”), and reviewing available information on the sourcing of conflict minerals by Potential 3TG Facilities.

Our RCOI included:

•                  a survey of 950 of our direct suppliers using the CFSI Conflict Minerals Reporting Template (the “Template”), from which we identified the 418 direct suppliers of materials, parts, components or products containing necessary conflict minerals (“3TG Direct Suppliers”);

•                  requiring, as part of the survey and our accompanying communications, that suppliers use the Template to obtain and provide to HP information from their supply chains regarding Potential 3TG Facilities and the origin of necessary conflict minerals processed at these facilities;

•                  conducting follow-up with 3TG Direct Suppliers to clarify, update or complete information reported to us through the survey;

•                  obtaining responses from 3TG Direct Suppliers estimated to represent more than 95% of our 2014 spend with such suppliers;

•                  reviewing any information on countries of origin available through our membership in CFSI (member ID HPQQ) for Potential 3TG Facilities; and

•                  engaging an external expert consultant to review other publicly available information to assist us in determining whether or not Potential 3TG Facilities may have sourced from the Covered Countries.

For reporting year 2014, we have determined with respect to our products containing necessary conflict minerals that we know or have reason to believe that some of the necessary conflict minerals originated or may have originated in the Covered Countries. Further, we know or have reason to believe that these necessary conflict minerals may not be conflict minerals from recycled or scrap sources.

Accordingly, we conducted due diligence on the source and chain of custody of necessary conflict minerals processed by Potential 3TG Facilities and have prepared this Conflict Minerals Report.

Design of Our Due Diligence Measures

We designed our due diligence measures to conform with applicable portions of the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition, OECD 2013)

and the related Supplements (collectively, the “OECD Guidance”), which is a nationally or internationally recognized due diligence framework. The design of our due diligence measures took into account our individual facts and circumstances, particularly our downstream position in the minerals supply chain, the OECD recommendations for downstream actors that have no direct relationships to smelters or refiners(1), and the use of independent facility assessment programs to provide information about smelters or refiners.

Consistent with the OECD Guidance, the design of our due diligence has the following features:

(1) Establishment of strong internal company management systems, including a Conflict Minerals Policy; a Conflict Minerals Program team with senior management support; a Supply Chain Transparency System; engagement with suppliers to communicate and reinforce HP expectations; and a company level grievance mechanism that is available internally and externally to report concerns, including those related to conflict minerals.

(2) Identification and assessment of risks in the supply chain, including through the Supply Chain Transparency System, the mechanism by which risks are identified and assessed in the supply chain. The system is designed to support the Conflict Minerals Program team in systematically surveying, collecting, and analyzing information relating to the use of necessary conflict minerals in the supply chain for our products.

(3) Design and implementation of a strategy to respond to such risks as they are identified, including assessment of information on the due diligence practices of Potential 3TG Facilities, formulation of a risk management plan, and reporting to senior management.

(4) Support of industry organizations to carry out independent third-party audits of facilities’ due diligence practices, including through our membership in CFSI, the industry initiative that conducts audits of facilities’ due diligence activities, and assisting CFSI by making facility visits to recruit facilities to participate in the Conflict Free Smelter Program.

(5) Annual reporting through this Conflict Minerals Report, supplemented with additional information about our Conflict Minerals Program in our annual Living Progress Report.

Description of Due Diligence Measures Performed

We undertook due diligence on the source and chain of custody of necessary conflict minerals processed by Potential 3TG Facilities and reviewed our results with senior supply chain management.

Due diligence measures:

•                  compared the Potential 3TG Facilities to the facilities that are listed by CFSI as either compliant or in process(2) with the Conflict Free Smelter Program;

(1)  The OECD Guidance distinguishes between “upstream” and “downstream” actors. Upstream refers to the minerals supply chain from the mine to the smelter or refiner, and upstream companies include miners, local traders or exporters, international concentrate traders, and mineral re-processors. Downstream refers to the minerals supply chain from smelters and refiners to retailers and includes companies like HP; it also includes metal traders, component manufacturers, product manufacturers, original equipment manufacturers and retailers.

(2)  Throughout this Conflict Minerals report, “in process” refers to facilities that are listed by CFSI as (a) currently in the process of becoming Conflict Free Smelter Program compliant or (b) Tungsten Industry-Conflict Minerals Council (TI-CMC) Category A members.

•                  directly engaged Potential 3TG Facilities through 11 facility visits and 61 email communications to provide conflict minerals education, collect information on necessary conflict minerals related to the supply chain for our products, or further encourage participation in the Conflict Free Smelter Program;

•                  implemented a risk management plan including engagement with the relevant 3TG Direct Supplier when a conflict minerals risk was identified with that supplier;

•                  supported the Conflict Free Smelter Program through leadership participation in sub-committees and on the CFSI Steering Committee; and

•                  asked 3TG Direct Suppliers to encourage the Potential 3TG Facilities in their supply chain to join the Conflict Free Smelter Program.

Results

We made strong progress toward our objective of responsible minerals sourcing. Of the 257 total Potential 3TG Facilities identified, we believe 22 may source necessary conflict minerals from the Covered Countries. As of April 20, 2015, all 22 of these facilities were listed by CFSI as compliant with the Conflict Free Smelter Program. Globally, 76% of the Potential 3TG Facilities are now Conflict Free Smelter Program compliant or in process to become compliant. All of the tantalum smelters reported to be in our supply chain, whether or not they are sourcing from the Covered Countries, are also compliant with the Conflict Free Smelter program.

Table 1 provides a breakdown of our progress with Potential 3TG Facilities. We more than doubled the number of Potential 3TG Facilities that are compliant as well as the number of Potential 3TG Facilities that are in process to become compliant.

Table 1: Progress in Facility Status

	2013		2014
	Number	% of Total	Number	% of Total
Compliant	60	30%	152	59%
In process	21	10%	44	17%
Not yet participating	120	60%	61	24%
Total	201		257

Table 2 further illustrates our results by providing, for each metal, the number and percentage of Potential 3TG Facilities that were either Conflict Free Smelter Program compliant or in process to become compliant as of April 20, 2015.

Table 2: 2014 Compliant or in process facilities, by metal

Tantalum Facilities	40 of 40 (100%)
Tin Facilities	51 of 71 (72%)
Tungsten Facilities	32 of 34 (94%)
Gold Facilities	73 of 112 (65%)
Total	196 of 257 (76%)

Attachment A to this Conflict Minerals Report sets forth the name and status of the 257 Potential 3TG Facilities we identified, and is reasonably believed by us to include the facilities that processed necessary conflict minerals contained in our products.

Attachment B to this Conflict Minerals Report sets forth the countries reasonably believed by us to include the countries of origin of the necessary conflict minerals contained in our products.

Efforts to Determine the Mine or Location of Origin with Greatest Possible Specificity

As a downstream actor we rely upon independent facility assessment programs to collect and review the majority of the upstream information, such as the mine or location of origin of necessary conflict minerals. Consistent with the key role set forth by the OECD Guidance for a downstream actor like HP, our efforts to facilitate upstream mine or location of origin determinations were focused on support of independent facility assessment programs such as the Conflict Free Smelter Program.

To determine the mine or location of origin of necessary conflict minerals, or to facilitate such determinations by independent facility assessment programs, we:

•                  surveyed 3TG Direct Suppliers during the reporting period of this Conflict Minerals Report using the Template (which included questions about the mine or location of origin) and required those suppliers to make similar efforts to survey their supply chains using the Template;

•                  reviewed information obtained through those surveys on the 3TG facilities reported by our suppliers, i.e., our Potential 3TG Facilities, and any mine or location of origin information if it was provided;

•                  assessed any information on countries of origin available through our membership in CFSI for Potential 3TG Facilities (as part of the Conflict Free Smelter Program audit protocol, the independent auditor makes an examination of the countries of origin as well as the location of the mine, even if the specific mine or location of origin for these minerals within a given country is not provided to CFSI members);

•                  engaged an external expert consultant to review publicly available information that was self-declared by the facility, or found in publicly available media or reports, for further analysis of Potential 3TG Facilities; and

•                  took into account other information on the mine or location of origin of minerals as available, for example, as part of our direct outreach to facilities.

Steps to Further Mitigate Risk and Improve Due Diligence in 2015

We have identified the following steps that are intended to improve the quality of information we receive from 3TG Direct Suppliers in 2015 and to further mitigate any risk that necessary conflict minerals in our products finance or benefit an armed group:

•                  engage with 3TG Direct Suppliers to improve the completeness and accuracy of information provided to us;

•                  repeat our request that 3TG Direct Suppliers encourage facilities they have identified in their supply chains to join the Conflict Free Smelter Program; and

•                  support the development of the CFSI’s Conflict Free Smelter Program, including outreach efforts to encourage participation in the program.

Attachment A

Facility List

This Facility List is the result of our review of data from several sources, including information reported to us by our 3TG Direct Suppliers, obtained through supplemental engagement with facilities, and from CFSI. In many cases facility information was provided to us for the entire supply chain of our 3TG Direct Suppliers, and did not identify those facilities believed to contribute necessary conflict minerals to an HP product.

Metal	Facility Name(3)	Facility Status(4), (5)
Gold	Advanced Chemical Company	Not yet participating
Gold	Aida Chemical Industries Co. Ltd.	CFSP Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CFSP Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Not yet participating
Gold	AngloGold Ashanti Córrego do Sítio Minerção	CFSP Compliant
Gold	Argor-Heraeus SA	CFSP Compliant
Gold	Asahi Pretec Corporation	CFSP Compliant
Gold	Asaka Riken Co Ltd	In Process
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CFSP Compliant
Gold	Aurubis AG	CFSP Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Not yet participating
Gold	Bauer Walser AG	Not yet participating
Gold	Boliden AB	CFSP Compliant
Gold	Caridad	Not yet participating
Gold	CCR Refinery — Glencore Canada Corporation	CFSP Compliant
Gold	C. Hafner GmbH + Co. KG	CFSP Compliant

(3)  Entities that have been reported to us by 3TG Direct Suppliers as part of their supply chain for conflict minerals and that are recognized by CFSI as a smelter, refiner, recycler or scrap processor (as of April 20, 2015). The facility names are listed as they appear on the CFSI Smelter or Refiner Information Exchange. A company appears more than once if it was reported to us for more than one facility (i.e., smelter, refiner, recycler or scrap processor) that is processing different types of minerals or metals.

(4)  Mine or location of origin likely outside of Covered Countries refers to tin processing facilities located in Indonesia that, after reasonable due diligence, we believe are not sourcing cassiterite from the Covered Countries.

(5)  CFSP Compliant refers to facilities that are listed by CFSI (as of April 20, 2015) as (a) compliant with Conflict Free Smelter Program protocols or (b) certified or accredited by a similar independent facility assessment program such as the Responsible Jewellery Council’s (RJC) Chain-of-Custody Certification Program, or the London Bullion Market Association’s (LBMA) Responsible Gold Programme. In Process refers to facilities that are listed by CFSI (as of April 20, 2015) as (a) currently in the process of becoming Conflict Free Smelter Program compliant (“In Process”) or (b) Tungsten Industry-Conflict Minerals Council (TI-CMC) Category A members (“In Process (TI-CMC Category A)”). Not yet participating refers to facilities with sourcing practices that could not yet be determined.

Metal	Facility Name(3)	Facility Status(4), (5)
Gold	Cendres + Métaux SA	In Process
Gold	Chimet S.p.A.	CFSP Compliant
Gold	Chugai Mining	Not yet participating
Gold	Daejin Indus Co. Ltd	Not yet participating
Gold	Daye Non-Ferrous Metals Mining Ltd.	Not yet participating
Gold	Doduco	In Process
Gold	Do Sung Corporation	Not yet participating
Gold	Dowa	CFSP Compliant
Gold	Eco-System Recycling Co., Ltd.	CFSP Compliant
Gold	Faggi Enrico SPA	Not yet participating
Gold	Gansu Seemine Material Hi-Tech Co Ltd	Not yet participating
Gold	Geib Refining Corporation	Not yet participating
Gold	The Great Wall Gold and Silver Refinery of China	Not yet participating
Gold	Guangdong Jinding Gold Limited	Not yet participating
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Not yet participating
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Not yet participating
Gold	Heimerle + Meule GmbH	CFSP Compliant
Gold	Heraeus Ltd. Hong Kong	CFSP Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	CFSP Compliant
Gold	Hunan Chenzhou Mining Group Co., Ltd.	Not yet participating
Gold	Hwasung CJ Co. Ltd	Not yet participating
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Not yet participating
Gold	Ishifuku Metal Industry Co., Ltd.	CFSP Compliant
Gold	Istanbul Gold Refinery	CFSP Compliant
Gold	Japan Mint	CFSP Compliant
Gold	Jiangxi Copper Company Limited	Not yet participating
Gold	Johnson Matthey Inc	CFSP Compliant
Gold	Johnson Matthey Ltd	CFSP Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CFSP Compliant
Gold	JSC UralElectromed	CFSP Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	CFSP Compliant
Gold	Kazzinc	CFSP Compliant

Metal	Facility Name(3)	Facility Status(4), (5)
Gold	Kennecott Utah Copper LLC	CFSP Compliant
Gold	Kojima Chemicals Co., Ltd	CFSP Compliant
Gold	Korea Metal Co. Ltd	Not yet participating
Gold	Kyrgyzaltyn JSC	Not yet participating
Gold	L’ azurde Company For Jewelry	CFSP Compliant
Gold	Lingbao Gold Company Limited	Not yet participating
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	Not yet participating
Gold	LS-NIKKO Copper Inc.	CFSP Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd	Not yet participating
Gold	Materion	CFSP Compliant
Gold	Matsuda Sangyo Co., Ltd.	CFSP Compliant
Gold	Metalor Technologies (Hong Kong) Ltd	CFSP Compliant
Gold	Metalor Technologies SA	CFSP Compliant
Gold	Metalor Technologies (Singapore) Pte. Ltd.	CFSP Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	Not yet participating
Gold	Metalor USA Refining Corporation	CFSP Compliant
Gold	Metalúrgica Met-Mex Peñoles, S.A. DE C.V	CFSP Compliant
Gold	Mitsubishi Materials Corporation	CFSP Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	CFSP Compliant
Gold	Moscow Special Alloys Processing Plant	Not yet participating
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CFSP Compliant
Gold	Navoi Mining and Metallurgical Combinat	Not yet participating
Gold	Nihon Material Co. LTD	CFSP Compliant
Gold	Ohio Precious Metals, LLC	CFSP Compliant
Gold	Ohura Precious Metal Industry Co., Ltd	CFSP Compliant
Gold	OJSC Kolyma Refinery	Not yet participating
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	CFSP Compliant
Gold	OJSC Novosibirsk Refinery	Not yet participating
Gold	PAMP SA	CFSP Compliant
Gold	Penglai Penggang Gold Industry Co Ltd	Not yet participating
Gold	Prioksky Plant of Non-Ferrous Metals	Not yet participating
Gold	PT Aneka Tambang (Persero) Tbk	CFSP Compliant

Metal	Facility Name(3)	Facility Status(4), (5)
Gold	PX Précinox SA	CFSP Compliant
Gold	Rand Refinery (Pty) Ltd	CFSP Compliant
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CFSP Compliant
Gold	Republic Metals Corporation	CFSP Compliant
Gold	Royal Canadian Mint	CFSP Compliant
Gold	Sabin Metal Corp.	Not yet participating
Gold	Samduck Precious Metals	Not yet participating
Gold	SAMWON METALS Corp.	Not yet participating
Gold	Schone Edelmetaal	CFSP Compliant
Gold	SEMPSA Joyería Platería SA	CFSP Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Not yet participating
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CFSP Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CFSP Compliant
Gold	So Accurate Group, Inc.	Not yet participating
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	In Process
Gold	Solar Applied Materials Technology Corp.	CFSP Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	CFSP Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	CFSP Compliant
Gold	Tokuriki Honten Co., Ltd	CFSP Compliant
Gold	Tongling nonferrous Metals Group Co.,Ltd	Not yet participating
Gold	Torecom	In Process
Gold	Umicore Brasil Ltda	CFSP Compliant
Gold	Umicore Precious Metals Thailand	CFSP Compliant
Gold	Umicore SA Business Unit Precious Metals Refining	CFSP Compliant
Gold	United Precious Metal Refining, Inc.	CFSP Compliant
Gold	Valcambi SA	CFSP Compliant
Gold	Western Australian Mint trading as The Perth Mint	CFSP Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	In Process
Gold	Yokohama Metal Co Ltd	In Process
Gold	Yunnan Copper Industry Co Ltd	Not yet participating
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CFSP Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CFSP Compliant

Metal	Facility Name(3)	Facility Status(4), (5)
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CFSP Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CFSP Compliant
Tantalum	Duoluoshan	CFSP Compliant
Tantalum	Exotech Inc.	CFSP Compliant
Tantalum	F&X Electro-Materials Ltd.	CFSP Compliant
Tantalum	Global Advanced Metals Aizu	CFSP Compliant
Tantalum	Global Advanced Metals Boyertown	CFSP Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CFSP Compliant
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CFSP Compliant
Tantalum	H.C. Starck Co., Ltd.	CFSP Compliant
Tantalum	H.C. Starck GmbH Goslar	CFSP Compliant
Tantalum	H.C. Starck GmbH Laufenburg	CFSP Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	CFSP Compliant
Tantalum	H.C. Starck Inc.	CFSP Compliant
Tantalum	H.C. Starck Ltd.	CFSP Compliant
Tantalum	H.C. Starck Smelting GmbH & Co.KG	CFSP Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CFSP Compliant
Tantalum	Hi-Temp Specialty Metals, Inc	CFSP Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CFSP Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CFSP Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	CFSP Compliant
Tantalum	Kemet Blue Metals	CFSP Compliant
Tantalum	Kemet Blue Powder	CFSP Compliant
Tantalum	King-Tan Tantalum Industry Ltd	CFSP Compliant
Tantalum	LSM Brasil S.A.	CFSP Compliant
Tantalum	Metallurgical Products India (Pvt.) Ltd.	CFSP Compliant
Tantalum	Mineração Taboca S.A.	CFSP Compliant
Tantalum	Mitsui Mining & Smelting	CFSP Compliant
Tantalum	Molycorp Silmet A.S.	CFSP Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CFSP Compliant
Tantalum	Plansee SE Liezen	CFSP Compliant
Tantalum	Plansee SE Reutte	CFSP Compliant

Metal	Facility Name(3)	Facility Status(4), (5)
Tantalum	QuantumClean	CFSP Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd	CFSP Compliant
Tantalum	Solikamsk Magnesium Works OAO	CFSP Compliant
Tantalum	Taki Chemicals	CFSP Compliant
Tantalum	Telex Metals	CFSP Compliant
Tantalum	Ulba Metallurgical Plant JSC	CFSP Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CFSP Compliant
Tantalum	Zhuzhou Cement Carbide	CFSP Compliant
Tin	Alpha	CFSP Compliant
Tin	China Tin Group Co., Ltd.	In Process
Tin	CNMC (Guangxi) PGMA Co. Ltd.	Not yet participating
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CFSP Compliant
Tin	CV Gita Pesona	In Process
Tin	CV Serumpun Sebalai	Mine or location of origin likely outside of Covered Countries
Tin	CV United Smelting	CFSP Compliant
Tin	Dowa	CFSP Compliant
Tin	EM Vinto	CFSP Compliant
Tin	Estanho de Rondônia S.A.	Not yet participating
Tin	Feinhütte Halsbrücke GmbH	Not yet participating
Tin	Fenix Metals	In Process
Tin	Gejiu Kai Meng Industry and Trade LLC	Not yet participating
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CFSP Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Not yet participating
Tin	Gejiu Zili Mining and Metallurgy Co., Ltd.	Not yet participating
Tin	Huichang Jinshunda Tin Co. Ltd	Not yet participating
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CFSP Compliant
Tin	Linwu Xianggui Ore Smelting Co., Ltd	Not yet participating
Tin	Magnu’s Minerais Metais e Ligas LTDA	CFSP Compliant
Tin	Malaysia Smelting Corporation (MSC)	CFSP Compliant
Tin	Melt Metais e Ligas S/A	CFSP Compliant

Metal	Facility Name(3)	Facility Status(4), (5)
Tin	Metallic Resources Inc	Not yet participating
Tin	Mineração Taboca S.A.	CFSP Compliant
Tin	Minsur	CFSP Compliant
Tin	Mitsubishi Materials Corporation	CFSP Compliant
Tin	Nankang Nanshan Tin Manufactory Co., Ltd	Not yet participating
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	In Process
Tin	Novosibirsk Processing Plant Ltd.	Not yet participating
Tin	O.M. Manufacturing Philippines, Inc.	In Process
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	In Process
Tin	Operaciones Metalurgical S.A.	CFSP Compliant
Tin	PT Alam Lestari Kencana	Mine or location of origin likely outside of Covered Countries
Tin	PT Aries Kencana Sejahtera	In Process
Tin	PT Artha Cipta Langgeng	In Process
Tin	PT ATD Makmur Mandiri Jaya	CFSP Compliant
Tin	PT Babel Inti Perkasa	CFSP Compliant
Tin	PT Bangka Kudai Tin	Mine or location of origin likely outside of Covered Countries
Tin	PT Bangka Putra Karya	CFSP Compliant
Tin	PT Bangka Timah Utama Sejahtera	Mine or location of origin likely outside of Covered Countries
Tin	PT Bangka Tin Industry	CFSP Compliant
Tin	PT Belitung Industri Sejahtera	CFSP Compliant
Tin	PT BilliTin Makmur Lestari	In Process
Tin	PT Bukit Timah	CFSP Compliant
Tin	PT DS Jaya Abadi	CFSP Compliant
Tin	PT Eunindo Usaha Mandiri	CFSP Compliant
Tin	PT Fang Di MulTindo	Mine or location of origin likely outside of Covered

Metal	Facility Name(3)	Facility Status(4), (5)
Countries
Tin	PT HANJAYA PERKASA METALS	Mine or location of origin likely outside of Covered Countries
Tin	PT Inti Stania Prima	In Process
Tin	PT JusTindo	In Process
Tin	PT Karimun Mining	In Process
Tin	PT Mitra Stania Prima	CFSP Compliant
Tin	PT Panca Mega Persada	CFSP Compliant
Tin	PT Pelat Timah Nusantara Tbk	Mine or location of origin likely outside of Covered Countries
Tin	PT Prima Timah Utama	CFSP Compliant
Tin	PT Refined Bangka Tin	CFSP Compliant
Tin	PT Sariwiguna Binasentosa	CFSP Compliant
Tin	PT Seirama Tin investment	Mine or location of origin likely outside of Covered Countries
Tin	PT Stanindo Inti Perkasa	CFSP Compliant
Tin	PT Sumber Jaya Indah	In Process
Tin	PT Supra Sukses Trinusa	Mine or location of origin likely outside of Covered Countries
Tin	PT Timah (Persero) Tbk Kundur	CFSP Compliant
Tin	PT Timah (Persero) Tbk Mentok	CFSP Compliant
Tin	PT Tinindo Inter Nusa	CFSP Compliant
Tin	Rui Da Hung	In Process
Tin	Soft Metais, Ltda.	In Process
Tin	Thaisarco	CFSP Compliant
Tin	VQB Mineral and Trading Group JSC	In Process
Tin	White Solder Metalurgia e Mineração Ltda.	CFSP Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	In Process

Metal	Facility Name(3)	Facility Status(4), (5)
Tin	Yunnan Tin Group (Holding) Company Limited	CFSP Compliant
Tungsten	A.L.M.T. TUNGSTEN Corp.	In Process
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	In Process
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	In Process
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	In Process (TI-CMC Category A Member)
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	In Process
Tungsten	Ganxian Shirui New Material Co., Ltd.	Not yet participating
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CFSP Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CFSP Compliant
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	In Process
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CFSP Compliant
Tungsten	Global Tungsten & Powders Corp.	CFSP Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	In Process
Tungsten	H.C. Starck GmbH	In Process
Tungsten	H.C. Starck Smelting GmbH & Co.KG	In Process
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	In Process (TI-CMC Category A Member)
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CFSP Compliant
Tungsten	Japan New Metals Co., Ltd.	CFSP Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	In Process (TI-CMC Category A Member)
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CFSP Compliant
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Not yet participating
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	In Process (TI-CMC Category A Member)
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	In Process (TI-CMC Category A Member)
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	In Process
Tungsten	Kennametal Fallon	In Process (TI-CMC Category A

Metal	Facility Name(3)	Facility Status(4), (5)
Member)
Tungsten	Kennametal Huntsville	In Process (TI-CMC Category A Member)
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CFSP Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	In Process
Tungsten	Pobedit, JSC	In Process (TI-CMC Category A Member)
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	In Process (TI-CMC Category A Member)
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	CFSP Compliant
Tungsten	Wolfram Bergbau und Hütten AG	CFSP Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CFSP Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CFSP Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	In Process

Attachment B

Countries of Origin

Based on information available from CSFI as of April 20, 2015 and additional research by our external expert consultant, we believe that the countries of origin of the necessary conflict minerals contained in our products include the following countries.

Covered Countries	Outside Covered Countries
Angola	Argentina
Burundi	Australia
Central African Republic	Austria
Democratic Republic of the Congo	Belgium
Republic of Congo	Bolivia
Rwanda	Brazil
South Sudan	Cambodia
Tanzania	Canada
Uganda	Chile
Zambia	China
Colombia
Cote d’Ivoire
Czech Republic
Djibouti
Egypt
Estonia
Ethiopia
France
Germany
Guyana
Hungary
India
Indonesia
Ireland
Israel
Japan
Kazakhstan
Kenya
The Kyrgyz Republic
Laos
Luxembourg
Madagascar
Malaysia
Mongolia
Mozambique
Myanmar
Namibia
Netherlands
Nigeria
Peru

B-1

Covered Countries	Outside Covered Countries
Philippines
Portugal
Russia
Sierra Leone
Singapore
Slovakia
South Africa
South Korea
Spain
Suriname
Switzerland
Taiwan
Thailand
United Kingdom
United States
Uzbekistan
Vietnam
Zimbabwe

B-2